Exhibit 10.4

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO THE

ALTIMMUNE, INC. 2017 OMNIBUS INCENTIVE PLAN

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Participant: Elizabeth Czerepak

Grant Date: September 22, 2017

Per Share Exercise Price: $2.48

Number of Shares of Common Stock subject to this Option: 62,500

Vesting:

A. Provided that the Participant has not incurred a Termination prior to March 31, 2019 (the “Time Based Condition”), this Option shall vest and become exercisable (i.e., no longer be subject to forfeiture) on March 31, 2019 in three tranches as follows (the “Performance Based Condition”):

(a) One-third (1/3rd) of this Option shall vest and become exercisable if, and only if, at any time during the period commencing on the Grant Date and ending on December 31, 2018 (the “Performance Period”), the Company’s Common Stock attained a closing price on the NASDAQ stock exchange equal to or greater than $3.75 per share for at least ten (10) consecutive trading days;

(b) An additional one-third (1/3rd) of this Option shall vest and become exercisable if, and only if, at any time during the Performance Period, the Company’s Common Stock attained a closing price on the NASDAQ stock exchange equal to or greater than $5.00 per share for at least ten (10) consecutive trading days; and

(c) The remaining one-third (1/3rd) of this Option shall vest and become exercisable if, and only if, at any time during the Performance Period, the Company’s Common Stock attained a closing price on the NASDAQ stock exchange equal to or greater than $6.50 per share for at least ten (10) consecutive trading days.

B. Notwithstanding the foregoing:

(a) if a Change in Control shall occur on or before December 31, 2018, and the employment of the Participant is terminated by the Company (or any successor thereto) without Cause (as defined below) or by the Participant for Good Reason (as defined below) within the period commencing on the occurrence of such Change in Control and ending on the earlier of (x) the first anniversary of such Change in Control and (y) March 30, 2019, then (i) the Time Based Condition shall be deemed to have been satisfied; and (ii) the achievement of the applicable stock price for each of the three tranches of the Performance Based Condition shall be determined with reference to the fair market value (as determined by the Committee in its sole discretion) of the consideration per share of Common Stock paid or payable to the stockholders of the Company in respect of the consummation of such Change in Control on the date of the consummation of such Change in Control (and not, for the avoidance of doubt, any consideration that may subsequently become payable, whether pursuant to any earnouts, royalties, milestone payments, escrows, holdbacks or otherwise); and

(b) if a Change of Control shall occur after December 31, 2018 and on or before March 31, 2019, and the employment of the Participant is terminated by the Company (or any successor thereto) without Cause or by the Participant for Good Reason prior to March 31, 2019, then (i) the Time Based Condition shall be deemed to have been satisfied; and (ii) the achievement of the applicable stock price for each of the three tranches of the Performance Based Condition shall be determined pursuant to Section A above during the Performance Period ending on December 31, 2018.

C. The terms “Cause,” “Good Reason,” and “Change in Control” shall have the meanings given to them in the Participant’s Employment Agreement with the Company, dated December 7, 2015, as amended effective January 18, 2017 (the “Employment Agreement”)

D. Notwithstanding anything contained in the Employment Agreement to the contrary, this Option shall not vest other than as expressly set forth above; provided that the Committee may, at any time, in its sole discretion, accelerate the vesting of all or any portion of this Option.

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THIS INCENTIVE STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Altimmune, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Altimmune, Inc. 2017 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the incentive stock option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, an incentive stock option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of the shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

3. Tax Matters. The Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (a) if the Participant disposes of the Option Shares at any time during the two-year period following the date of this Agreement or the one-year period following the date of any exercise of the Option; (b) except in the event of the Participant’s death or Disability, if the

Participant is not employed by the Company, a Parent or a Subsidiary at all times during the period beginning on the date of this Agreement and ending on the day that is three months before the date of any exercise of the Option; or (c) to the extent the aggregate fair market value of the Common Stock subject to “incentive stock options” held by the Participant which become exercisable for the first time in any calendar year (under all plans of the Company, a Parent or a Subsidiary) exceeds $100,000. For purposes of clause (c) above, the “fair market value” of the Common Stock shall be determined as of the Grant Date. To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option. In the event that the Participant disposes of the Option Shares within either two (2) years following the Grant Date or one year following the date of exercise of the Option, the Participant must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such shares were disposed of, the number of shares of Common Stock so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

4. Vesting; Detrimental Activity; Expiration.

(a) Vesting. The Option subject to this grant shall become vested in accordance with the vesting schedule specified above. All vesting of the Option granted hereunder shall occur only on the appropriate vesting date specified above, subject to the Participant’s continued service with the Company or any of its Subsidiaries through each applicable vesting date. There shall be no proportionate or partial vesting in the periods prior to each vesting date.

(b) Effect of Detrimental Activity. The provisions of Section 6.3(c)(ii) of the Plan regarding Detrimental Activity shall apply to the Option. The Participant acknowledges and agrees that the restrictions herein and in the Plan regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and its Affiliates, and are considered by the Participant to be reasonable for such purposes. Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company and its Affiliates material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

(c) Expiration. The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (such tenth anniversary date, the “Expiration Date”), subject to earlier termination in the event of the Participant’s Termination as specified in the Plan and this Agreement. Upon the Expiration Date, the Option (whether vested or not) shall automatically be cancelled for no consideration, shall no longer be exercisable, and shall cease to be outstanding.

5. Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a) Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of this Option shall remain exercisable until the earlier of (i) one year from the date of such Termination, and (ii) the Expiration Date.

(b) Termination Without Cause. In the event of the Participant’s involuntary Termination by the Company without Cause, the vested portion of this Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the Expiration Date.

(c) Voluntary Termination. In the event of the Participant’s voluntary Termination, the vested portion of this Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination, and (ii) the Expiration Date.

(d) Termination for Cause. In the event of the Participant’s Termination by the Company for Cause (or in the event of a voluntary Termination by the Participant after the occurrence of an event that would be grounds for a Termination for Cause), the Option granted hereunder (whether or not vested) shall terminate and expire upon such Termination.

(e) Treatment of Unvested Option upon Termination. Any portion of this Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

6. Method of Exercise and Payment. Subject to Section 9 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3 of the Plan, including, without limitation, by the delivery of any form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised.

7. Non-transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, Transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, Transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

8. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to choice of law principles (whether of the State of Delaware or otherwise) that would result in the application of the law of any other jurisdiction.

9. Withholding of Tax. The Company or any Affiliate shall have the power and the right to deduct or withhold, require the Participant to remit to the Company or such Affiliate, or make any other arrangements as it considers appropriate to ensure that it has received, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or Transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.

10. Recoupment Policy. The Participant acknowledges and agrees that this Option (including any shares of Common Stock issued upon exercise thereof) shall be subject to the terms and provisions of any “clawback” or recoupment policy that may be adopted by the Company or its Affiliates from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder).

11. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United

States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, in each case, to the appropriate party at the address set forth below (or such other address as the party may from time to time specify):

If to the Company, to:

Altimmune, Inc.

19 Firstfield Road, Suite 200

Gaithersburg, MD 20878

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

One International Place

Boston, MA 02110

Attention: Ori Solomon, Esq.

If to the Participant, to the address on file with the Company.

12. No Right to Employment. Nothing contained in this Agreement shall affect the right of the Company or any of its Affiliates to terminate the Participant’s employment at any time, with or without Cause, or shall be deemed to create any rights to employment or continued employment. The rights and obligations arising under this Agreement are not intended to and do not affect the Participant’s employment relationship that otherwise exists between the Participant and the Company or any of its Affiliates, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Participant and the Company or any of its Affiliates; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.

13. Data Protection. By executing this Agreement, the Participant hereby consents to the holding and processing of personal information provided by the Participant to the Company, any Affiliate thereof, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining Participant records; (ii) providing information to the Company, its Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company or any Affiliate thereof, or the business in which the Participant works; and (iv) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

14. Market Stand-Off. If requested by the Company, any Affiliate or the lead underwriter of any public offering of the shares of Common Stock (the “Lead Underwriter”), the Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise Transfer or dispose of, any interest in any shares of Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for shares of Common Stock, or any other rights to purchase or acquire shares of Common Stock (except shares of Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter, the Company or any Affiliate to effect the foregoing and agree that the Company or an Affiliate may impose stop transfer instructions with respect to shares of Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

15. Compliance with Laws. The issuance of this Option (and the shares of Common Stock upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.

16. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

17. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

18. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

22. Mode of Communications. The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this Option grant and any other grants offered by the Company or its Affiliates, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.

23. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ALTIMMUNE, INC.

By:
Name:
Title:

PARTICIPANT

Name:	Elizabeth Czerepak

Social Security Number: